UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

INFINITY ENERGY RESOURCES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-17204	220-3126427
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 7, 2015, Infinity Energy Resources, Inc. (the “Company”) completed a private placement (the “Private Placement”) of a $12.0 million principal amount Senior Secured Convertible Note (the “Note”) and warrant to purchase 18,000,000 shares of the Company’s common stock, $0.0001 par value (the “Warrant”).

The Note and Warrant were issued pursuant to a Securities Purchase Agreement, dated May 3, 2015, by and between the Company and an institutional investor (the “Investor”). The Investor acquired the Note by paying $450,000 in cash and issuing a secured promissory note, secured by cash, with an aggregate initial principal amount of $9,550,000 (the “Investor Note”).

On May 4, 2017, the Investor notified the Company that it elected to effect an Investor Optional Offset under Section 7(a) of the Investor Note of the full $9,490,000 principal amount outstanding under the Investor Note against $9,490,000 in aggregate principal outstanding under the Note. It did so by surrendering and concurrently cancelling $9,490,000 in aggregate principal of the Note in exchange for the satisfaction in full and cancellation of the Investor Note. The Note had an aggregate outstanding principal balance of $11,687,231 as of the date of the exchange. The Investor requested the Company to deliver a new convertible note with respect to the remaining principal balance of $2,197,231 to replace the original Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY ENERGY RESOURCES, INC.

	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President & Chief Executive Officer

Date: May 10, 2017